UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018
ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr., San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 224-1000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2018, the Compensation Committee of the Board of Directors of Organovo Holdings, Inc. (the “Company”) granted stock option awards to the Company’s named executive officers under the amended and restated 2012 Equity Incentive Plan (the “2012 Plan”).

In approving these stock option awards, the Compensation Committee considered the following factors:

•	The critical need of the Company to retain the services of these named executive officers to enable the Company to achieve its short-term corporate goals and to implement its long-term business plan;
•	The experience, skills and performance of each of the named executive officers;
•	The additional responsibilities and workload assigned to, and assumed by, the named executive officers as a result of the Company’s headcount and cost reduction initiatives;
•

Long-term, equity-based incentive awards are a critical element of executive compensation based on Compensation Committee’s review of the peer group of comparable companies selected by the Compensation Committee for purposes of setting executive compensation;

•	Issuing equity-based awards, like the stock option awards, aligns the interests of the Company’s named executive officers with its stockholders;
•

Granting stock option awards with an exercise price set at the fair market value of the Company’s common stock on the date of grant aligns pay with performance as the stock option awards will only have value to the named executive officers if the value of the Company’s common stock increases during the vesting period; and

•	The four-year vesting requirement encourages the named executive officers to remain in service to the Company during the vesting period.

The Compensation Committee also evaluated the outstanding equity awards held by each of the named executive officers, including the remaining vesting periods, the number of stock option awards in and out of the money, and the value of the equity awards based on the Company’s current stock price.   Based on this evaluation, the Compensation Committee determined that the existing equity awards held by the Company’s named executive officers are not sufficient to effectively retain and incentivize the Company’s named executive officers, and to effectively align their interests with the interests of the Company’s stockholders.

Based on these factors and its evaluation, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to grant the following stock option awards: Taylor Crouch, Chief Executive Officer and President, 1,350,000 option shares; Craig Kussman, Chief Financial Officer, 675,000 option shares; Sharon Presnell, Ph.D., Chief Scientific Officer, 675,000 option shares; Jennifer Bush, SVP, General Counsel, Corporate Secretary and Compliance Officer, 675,000 option shares; and Paul Gallant, General Manager, 450,000 option shares.

Each of the stock option awards vest over a four-year period measured from the grant date, with 25% of the option shares vesting on August 15, 2019, and the remaining option shares vesting over the next 12 quarterly periods based on the executive’s continued services to the Company.  The exercise price for the stock option awards is $1.135 per share, based on the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant.

The form of executive stock option award agreement under the 2012 Plan was previously approved by the Compensation Committee, and filed with the Securities and Exchange Commission on June 9, 2015 as Exhibit 10.36 to the Company’s Annual Report on Form 10-K, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: August 15, 2018	/s/ Taylor Crouch
Taylor Crouch
Chief Executive Officer and President